Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports First Quarter Earnings

BLACKSBURG, VA., April 21, 2022 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the first quarter of 2022. The Company reported net income of $4.89 million, or $0.81 per common share, for the quarter ended March 31, 2022. This compares to net income of $4.77 million, or $0.74 per common share, for the quarter ended March 31, 2021. National Bankshares, Inc. ended the first quarter of 2022 with total assets of $1.72 billion.

President and Chief Executive Officer F. Brad Denardo commented, “In the face of an uncertain economy, we are pleased to report a steady performance for the first quarter of 2022. Solid loan growth and improved efficiency were encouraging highlights in a period marked by significant fiscal pressures. I am proud of our community banking team, who continue to deliver results by putting our customers and communities first. We are very thankful for the support of our shareholders, whose continued investment helps make it all possible.”

Highlights for the Quarter Ended March 31, 2022

Income Statement

-	The return on average assets for the three months ended March 31, 2022 was 1.11%, compared with 1.19% for the three months ended March 31, 2021.
-	The return on average equity for the three months ended March 31, 2022 was 10.26%, up from 9.30% for the three months ended March 31, 2021.
-	The cost of interest-bearing liabilities was 0.23% for the three months ended March 31, 2022, improved from 0.34% for the three months ended March 31, 2021.
-	The yield on earning assets(1) decreased to 2.82% for the three months ended March 31, 2022, from 3.13% for the three months ended March 31, 2021.
-	Our net interest margin(1) for the three months ended March 31, 2022 was 2.66%, down from 2.89% for the three months ended March 31, 2021.

Balance Sheet

-	Total assets increased from March 31, 2021 by $153.29 million, or 9.78%, to $1.72 billion at March 31, 2022.
-	Total deposits increased from March 31, 2021 by $185.17 million, or 13.63%, to $1.54 billion at March 31, 2022.
-	Gross loans outstanding were $819.77 million at March 31, 2022, an increase of $38.53 million from March 31, 2021.
-

Total stockholders’ equity at March 31, 2022 was $161.29 million, a decrease from $189.07 million at March 31, 2021. Accumulated other comprehensive loss, a component of total stockholders’ equity, decreased due to unrealized losses in the securities portfolio.

Other Notable Information

-	The Company repurchased 41,185 shares in the 1st quarter of 2022. We expect to continue to repurchase shares throughout 2022.
-	Nonperforming loans as a percentage of total loans were 0.35% at March 31, 2022, down from 0.47% at March 31, 2021.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

-	The efficiency ratio(1) was 52.71% for the quarter ended March 31, 2022, an improvement from the 53.87% reported for the quarter ended March 31, 2021.
-	The allowance for loan losses to total loans was 0.95% at March 31, 2022, down from 1.10% at March 31, 2021, a reflection of our continuing good credit quality.
-	Net charge offs for the three months ended March 31, 2022 were $20 thousand, compared with a net recovery of $5 thousand for the quarter ended March 31, 2021.
-	The book value per common share as of March 31, 2022 was $26.78, down from $29.98 as of March 31, 2021.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and the net interest margin, which is presented on a fully taxable-equivalent (“FTE”) basis. Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on an FTE basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 24 full-service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	March 31, 2022	March 31, 2021	December 31, 2021
Assets
Cash and due from banks	$12,247	$12,677	$8,768
Interest-bearing deposits	108,028	135,142	130,021
Securities available for sale, at fair value	699,354	571,359	686,080
Restricted stock	941	845	845
Total securities	700,295	572,204	686,925
Mortgage loans held for sale	-	424	615
Loans:
Loans, net of unearned income and deferred fees and costs	819,328	779,360	803,248
Less allowance for loan losses	(7,788)	(8,536)	(7,674)
Loans, net	811,540	770,824	795,574
Premises and equipment, net	9,764	9,955	9,722
Accrued interest receivable	5,433	5,367	5,104
Other real estate owned, net	957	957	957
Intangible assets and goodwill	5,848	5,848	5,848
Bank-owned life insurance	42,592	36,650	42,354
Other assets	24,800	18,162	16,287
Total assets	$1,721,504	$1,568,210	$1,702,175

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$338,031	$319,126	$317,430
Interest-bearing demand deposits	908,790	766,582	890,124
Savings deposits	220,083	183,231	208,065
Time deposits	76,849	89,649	78,968
Total deposits	1,543,753	1,358,588	1,494,587
Accrued interest payable	51	49	48
Other liabilities	16,411	20,504	15,789
Total liabilities	1,560,215	1,379,141	1,510,424

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,022,752 shares at March 31, 2022 and 6,063,937 December 31, 2021 and 6,320,188 shares at March 31, 2021	7,528	7,900	7,580
Retained earnings	191,645	190,462	188,229
Accumulated other comprehensive loss, net	(37,884)	(9,293)	(4,058)
Total stockholders' equity	161,289	189,069	191,751
Total liabilities and stockholders' equity	$1,721,504	$1,568,210	$1,702,175

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
($ in thousands, except for share and per share data)	2022	2021
Interest Income
Interest and fees on loans	$8,100	$8,550
Interest on interest-bearing deposits	49	28
Interest on securities - taxable	2,473	1,783
Interest on securities - nontaxable	428	521
Total interest income	11,050	10,882
Interest Expense
Interest on time deposits	37	90
Interest on other deposits	618	765
Total interest expense	655	855
Net interest income	10,395	10,027
Provision for loan losses	134	50
Net interest income after provision for loan losses	10,261	9,977
Noninterest Income
Service charges on deposit accounts	562	469
Other service charges and fees	55	41
Credit card fees	440	434
Trust income	443	415
Bank-owned life insurance	238	206
Other income	553	764
Realized securities gain, net	-	5
Total noninterest income	2,291	2,334
Noninterest Expense
Salaries and employee benefits	3,978	3,906
Occupancy, furniture and fixtures	492	488
Data processing and ATM	787	778
FDIC assessment	111	83
Net cost of other real estate owned	10	37
Franchise taxes	362	335
Other operating expenses	873	909
Total noninterest expense	6,613	6,536
Income before income tax expense	5,939	5,775
Income tax expense	1,053	1,009
Net Income	$4,886	$4,766
Basic and fully diluted net income per share	$0.81	$0.74
Weighted average number of common shares outstanding
Basic and diluted	6,047,230	6,407,685
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$26.78	$29.98

National Bankshares, Inc.

Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2022	2021
Net income	$4,886	$4,766

Other Comprehensive Loss, Net of Tax
Unrealized holding loss on available for sale securities net of tax of ($8,992) in 2022 and ($3,271) in 2021	(33,826)	(12,309)
Reclassification adjustment for gain included in net income, net of tax of ($1) in 2021	-	(4)
Other comprehensive loss, net of tax	$(33,826)	$(12,313)
Total Comprehensive Loss	$(28,940)	$(7,547)

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2022	2021
Average Balances
Cash and due from banks	$11,693	$11,665
Interest-bearing deposits	114,254	119,311
Securities available for sale	696,540	558,181
Restricted stock	856	1,230
Mortgage loans held for sale	216	854
Loans, gross	803,943	770,733
Loans, net	795,817	760,823
Intangible assets	5,848	5,848
Total assets	1,702,492	1,530,908
Total deposits	1,501,910	1,315,029
Stockholders' equity	184,536	195,595
Interest-earning assets	1,622,179	1,439,854
Interest-bearing liabilities	1,177,738	1,025,226

Financial Ratios
Return on average assets (1)	1.11%	1.19%
Return on average equity (1)	10.26%	9.30%
Net interest margin(2)	2.66%	2.89%
Net interest income-fully taxable equivalent(2)	$10,622	$10,272
Efficiency ratio (3)	52.71%	53.87%
Average equity to average assets	10.84%	12.78%

Allowance for Loan Losses
Beginning balance	$7,674	$8,481
Provision for losses	134	50
Charge-offs	(60)	(47)
Recoveries	40	52
Ending balance	$7,788	$8,536

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average year-to-date assets or equity, respectively. When net income includes certain nonrecurring items, the items are removed from net income prior to annualization. Adjusted net income is annualized and the nonrecurring items are added back to annualized net income.

(2)

The net interest margin is calculated by dividing annualized taxable equivalent net interest income by total average earning assets. Because a portion of interest income earned by the Company is nontaxable, the tax equivalent net interest income is considered in the calculation of this ratio. Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%.

(3)	The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	March 31, 2022	March 31, 2021
Nonperforming Assets
Nonaccrual loans	$29	$784
Nonaccrual restructured loans	2,833	2,907
Total nonperforming loans	2,862	3,691
Other real estate owned	$957	$957
Total nonperforming assets	$3,819	$4,648
Accruing restructured loans	3,001	1,378
Accruing loans 90 days or more past due	$381	$12

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.47%	0.60%
Allowance for loans losses to total loans(1)	0.95%	1.10%
Allowance for loan losses to nonperforming loans	272.12%	231.27%
Loans past due 90 days or more to loans(1)	0.05%	0.00%

(1)	Loans are net of unearned income and deferred fees and costs